UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2023

Aris Water Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 700
Houston, Texas 77024
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:
(281) 501-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	ARIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2023, the Board of Directors (the “Board”) of Aris Water Solutions, Inc. (the “Company”) increased the size of the Board from eight to nine directors and elected Jacinto J. Hernandez to the Board.  Mr. Hernandez will serve as a Class I director, and his term on the Board will expire at the Company’s 2025 annual meeting of stockholders.  In connection with his appointment to the Board, Mr. Hernandez was also appointed to serve as a member of the Board’s Audit Committee and Nominating and ESG Committee.

Mr. Hernandez will receive the same compensation for his service on the Board and its committees as the other non-employee directors of the Company, including annual equity grants under the Aris Water Solutions, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).  He will receive an annual cash retainer of $75,000 and future grants of restricted stock under the 2021 Plan of $100,000 for his service on the Board and $40,000 for his service on the Audit Committee.  In addition, the Company entered into an indemnification agreement with Mr. Hernandez on March 31, 2023, which was based on the Company’s standard form of indemnification agreement, which requires the Company, among other things, to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law.  The form of indemnification agreement is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023 and is incorporated by reference herein in its entirety.

In connection with his appointment to the Board, the Board determined that Mr. Hernandez is independent under the independence standards of the New York Stock Exchange (the “NYSE”) and is independent under the rules of the NYSE and the SEC for purposes of service on the Audit Committee. The Board also determined that Mr. Hernandez qualifies as an “audit committee financial expert” as defined in applicable SEC rules.  There are no arrangements or understandings between Mr. Hernandez and any other person pursuant to which he was selected as a director, and there are no relationships or transactions to which Mr. Hernandez is a party that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On April 3, 2023, the Company issued a press release announcing the appointment of Mr. Hernandez to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Aris Water Solutions, Inc., dated April 3, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2023

ARIS WATER SOLUTIONS, INC.

	By:	/s/ Adrian Milton
Name:	Adrian Milton
Title:	General Counsel, Chief Administrative Officer and Corporate Secretary